Exhibit 4.15

EXECUTION VERSION

DRIVEN BRANDS FUNDING, LLC and

DRIVEN BRANDS CANADA FUNDING CORPORATION,

as Co-Issuers

and

CITIBANK, N.A.,

as Trustee and Series 2020-1 Securities Intermediary

SERIES 2020-1 SUPPLEMENT

Dated as of July 6, 2020

to

AMENDED AND RESTATED BASE INDENTURE

Dated as of April 24, 2018

(as amended through and including the Series 2020-1 Closing Date)

$175,000,000 Series 2020-1 3.786% Fixed Rate Senior Secured Notes, Class A-2

i

Section 5.4	Requirements for Notices to the Rating Agencies	22
Section 5.5	Certain Notices to the Rating Agencies	22
Section 5.6	Prior Notice by Trustee to the Controlling Class Representative and Control Party	22
Section 5.7	Counterparts	22
Section 5.8	Electronic Signatures and Transmission	22
Section 5.9	Governing Law	23
Section 5.10	Amendments	23
Section 5.11	Termination of Series Supplement	23
Section 5.12	Entire Agreement	23

ANNEXES

Annex A	Series 2020-1 Supplemental Definitions List

EXHIBITS

Exhibit A-1-1	Form of Rule 144A Global Series 2020-1 Class A-2 Note
Exhibit A-1-2	Form of Temporary Regulation S Global Series 2020-1 Class A-2 Note
Exhibit A-1-3	Form of Permanent Regulation S Global Series 2020-1 Class A-2 Note
Exhibit B-1	Form of Transferee Certificate – Series 2020-1 Class A-2 Notes, Rule 144A to Temporary Regulation S
Exhibit B-2	Form of Transferee Certificate – Series 2020-1 Class A-2 Notes, Rule 144A to Permanent Regulation S
Exhibit B-3	Form of Transferee Certificate – Series 2020-1 Class A-2 Notes,
Regulation S to Rule 144A

ii

SERIES 2020-1 SUPPLEMENT, dated as of July 6, 2020 (this “Series 2020-1 Supplement” or this “Series Supplement”), by and among DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company (the “Issuer”), DRIVEN BRANDS CANADA FUNDING CORPORATION, a Canadian corporation (the “Canadian Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as Series 2020-1 Securities Intermediary, to the Amended and Restated Base Indenture, dated as of April 24, 2018, by and between the Co-Issuers and Citibank, N.A., as Trustee and as Securities Intermediary (as amended by the Amendment No. 1 thereto, dated as of March 19, 2019, the Amendment No. 2 thereto, dated as of June 15, 2019, the Amendment No. 3 thereto, dated as of September 17, 2019 and the Amendment No. 4 thereto, dated as of the date hereof, and as the same may be further amended, amended and restated, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 13.1 of the Base Indenture provide, among other things, that the Co-Issuers and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued as one (1) Class of Notes pursuant to the Base Indenture and this Series Supplement, and such Series and Class of Notes shall be designated as the Series 2020-1 3.786% Fixed Rate Senior Secured Notes, Class A-2 (as referred to herein, the “Series 2020-1 Class A-2 Notes” or the “Series 2020-1 Notes”). For purposes of the Indenture, the Series 2020-1 Class A-2 Notes shall be deemed to be “Senior Notes”. The Series 2020-1 Class A-2 Notes shall be issued on the Series 2020-1 Closing Date.

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Series 2020-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2020-1 Supplemental Definitions List”) as such Series 2020-1 Supplemental Definitions List may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, which Series 2020-1 Supplemental Definitions List is made a part of this Series Supplement together with the Exhibits to this Series Supplement. All capitalized terms not otherwise defined therein shall have the meanings assigned thereto in the Base Indenture or the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture or Base Indenture Definitions List may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series Supplement (as indicated herein). Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2020-1 Class A-2 Notes and not to any other Series of Notes issued by the Co-Issuers.

ARTICLE II

[RESERVED]

ARTICLE III

SERIES 2020-1 ALLOCATIONS; PAYMENTS

With respect to the Series 2020-1 Class A-2 Notes only, the following shall apply:

Section 3.1    Allocations with Respect to the Series 2020-1 Class A-2 Notes. On the Series 2020-1 Closing Date, the Issuer shall arrange an amendment to the Interest Reserve Letter of Credit issued under the Series 2019-3 Class A-1 Note Purchase Agreement on the Series 2019-3 Closing Date increasing the stated amount thereunder and joining the Canadian Co-Issuer as an applicant thereunder. Such Interest Reserve Letter of Credit shall satisfy the Co-Issuers’ requirement to maintain (i) funds in the Senior Notes Interest Reserve Accounts, or (ii) a letter of credit, or a combination thereof, in an aggregate amount equal to the Senior Notes Interest Reserve Amount, as calculated after giving effect to the issuance of the Series 2020-1 Class A-2 Notes. Such Interest Reserve Letter of Credit shall replace any pre-existing deposits or Interest Reserve Letters of Credit in respect of required interest reserve amounts for the Series 2015-1 Notes, the Series 2016-1 Notes, the Series 2018-1 Notes, the Series 2019-1 Notes, the Series 2019-2 Notes and the Series 2019-3 Notes.

Section 3.2    Application of Weekly Collections on Weekly Allocation Dates to the Series 2020-1 Class A-2 Notes; Quarterly Payment Date Applications. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts all amounts relating to the Series 2020-1 Class A-2 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments, including the following:

(a)    Series 2020-1 Senior Notes Accrued Quarterly Interest Amounts. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts the Series 2020-1 Quarterly Interest pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(b)    The Managers may elect pursuant to the applicable Weekly Manager’s Certificates, for the first Weekly Collection Period following the Series 2020-1 Closing Date with respect to any Canadian Collections to end at 11:59 p.m. (New York City time) on the Saturday of the second full weekly period following the Series 2020-1 Closing Date. Solely for each Weekly Allocation Date that occurs prior to the end of such period, U.S. Collections will be applied pursuant to the Priority of Payments to make allocations or payments pursuant to priorities (i)-(iii) and priorities (v) of the Priority of Payments and U.S. Collections for such Weekly Collection Period will otherwise remain in the U.S. Collection Accounts. On the first Weekly Allocation Date following the end of such period, the Weekly Manager’s Certificates will provide that all remaining U.S. Collections and Canadian Collections in the Collection Accounts for previous Weekly Collection Periods will be allocated or paid pursuant to the Priority of Payments on a pro forma basis as if such U.S. Collections and Canadian Collections had been available for distribution in such Weekly Collections Periods (and taking into account any allocations or payments previously made pursuant to priorities (i)-(iii) and (v) of the Priority of Payments on such Weekly Allocation Dates).

(c)    [Reserved].

(d)    [Reserved].

(e)    Series 2020-1 Senior Notes Rapid Amortization Principal Amounts. If any Weekly Allocation Date occurs during a Rapid Amortization Period, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts for payment of principal on the Series 2020-1 Class A-2 Notes the amounts contemplated by the Priority of Payments for such principal.

(f)    Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amounts. On each Weekly Allocation Date, only to the extent that the Series 2020-1 Non-Amortization Test is not satisfied and the previous Quarterly Payment Date is prior to the Series 2020-1 Anticipated Repayment Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts the Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amounts pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments; provided, that there will be no allocation from the Collection Accounts of Series 2020-1 Class A-2 Notes Scheduled Principal Payment Amounts for the Quarterly Payment Date occurring in July 2020. No Series 2020-1 Class A-2 Notes Scheduled Principal Payment Amounts will be made on the Quarterly Payment Date occurring in July 2020.

(g)    Series 2020-1 Class A-2 Notes Scheduled Principal Payment Deficiencies. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts any portion of the Senior Notes Scheduled Principal Payment Deficiency Amounts attributable to the Series 2020-1 Class A-2 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(h)    [Reserved].

(i)    [Reserved].

(j)    [Reserved].

(k)    Series 2020-1 Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts the Series 2020-1 Quarterly Post-ARD Additional Interest deemed to be “Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(l)    Series 2020-1 Class A-2 Make-Whole Prepayment Consideration. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts the Series 2020-1 Class A-2 Make-Whole Prepayment Consideration deemed to be “unpaid premiums and make-whole prepayment consideration” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(m)    Application Instructions. The Control Party is hereby authorized (but shall not be obligated) to deliver any instruction contemplated in this Section 3.2 that is not timely delivered by or on behalf of the Co-Issuers.

Section 3.3    Certain Distributions from Series 2020-1 Class A-2 Distribution Account. On each Quarterly Payment Date based solely upon the most recent Quarterly Noteholders’ Report, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, remit to the Series 2020-1 Class A-2 Noteholders from the Series 2020-1 Class A-2 Distribution Account, the amounts withdrawn from the Senior Notes Interest Payment Accounts and the Senior Notes Principal Payment Accounts, as applicable, pursuant to Section 5.12(a) or (h), as applicable, of the Base Indenture, and deposited in the Series 2020-1 Class A-2 Distribution Account for the payment of interest and, in each case with respect to the Series 2020-1 Senior Notes, to the extent applicable, principal on such Quarterly Payment Date.

Section 3.4    [Reserved].

Section 3.5    Series 2020-1 Class A-2 Interest.

(a)    Series 2020-1 Class A-2 Note Rate. From the Series 2020-1 Closing Date until the Series 2020-1 Outstanding Principal Amount has been paid in full, the Series 2020-1 Outstanding Principal Amount (after giving effect to all payments of principal made to Noteholders as of the first day of such Interest Accrual Period, or if such day is not a Quarterly Payment Date, as of the following Quarterly Payment Date, and also giving effect to repurchases and cancellations of Series 2020-1 Class A-2 Notes during such Interest Accrual Period) shall accrue interest at the Series 2020-1 Class A-2 Note Rate for such Interest Accrual Period. Such accrued interest shall be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture; provided that in any event all accrued but unpaid interest shall be due and payable in full on the Series 2020-1 Legal Final Maturity Date, on any Series 2020-1 Prepayment Date with respect to a prepayment in full of the Series 2020-1 Class A-2 Notes or on any other day on which all of the Series 2020-1 Outstanding Principal Amount is required to be paid in full. To the extent any interest accruing at the Series 2020-1 Class A-2 Note Rate is not paid when due, such unpaid interest shall accrue interest at the Series 2020-1 Class A-2 Note Rate. All computations of interest at the Series 2020-1 Class A-2 Note Rate shall be made on a 30/360 Basis.

(b)    Series 2020-1 Quarterly Post-ARD Additional Interest.

(i)    Post-ARD Additional Interest. From and after the Series 2020-1 Anticipated Repayment Date, if the Series 2020-1 Final Payment has not been made, then additional interest (the “Series 2020-1 Quarterly Post-ARD Additional Interest”) shall accrue on the Series 2020-1 Outstanding Principal Amount at an annual interest rate (the “Series 2020-1 Quarterly Post-ARD Additional Interest Rate”) equal to the rate determined by the Servicer to be the greater of (I) 5.00% per annum and (II) a per annum rate equal to the amount, if any, by which the sum of the following exceeds the Series 2020-1 Class A-2 Note Rate: (A) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2020-1 Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years plus (B) 5.00%, plus (C) 3.35%. In addition, regular interest shall continue to accrue at the Series 2020-1 Class A-2 Note Rate from and after the Series 2020-1 Anticipated Repayment Date.

(ii)    Payment of Series 2020-1 Quarterly Post-ARD Additional Interest. Any Series 2020-1 Quarterly Post-ARD Additional Interest shall be due and payable on any applicable Quarterly Payment Date as and when amounts are made available for payment thereof (I) on any related Weekly Allocation Date in accordance with the Priority of Payments and (II) on such

Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. The failure to pay any Series 2020-1 Quarterly Post-ARD Additional Interest in excess of available amounts in accordance with the foregoing (including on the Series 2020-1 Legal Final Maturity Date) shall not be an Event of Default and interest shall not accrue on any unpaid portion thereof; provided that in any event all accrued but unpaid Series 2020-1 Quarterly Post-ARD Additional Interest shall be due and payable in full on the Series 2020-1 Legal Final Maturity Date, on any Series 2020-1 Prepayment Date with respect to a prepayment in full of the Series 2020-1 Class A-2 Notes or on any other day on which all of the Series 2020-1 Outstanding Principal Amount is required to be paid in full.

(c)    Series 2020-1 Class A-2 Initial Interest Accrual Period. The initial Interest Accrual Period for the Series 2020-1 Class A-2 Notes shall commence on the Series 2020-1 Closing Date and end on (but exclude) July 20, 2020.

Section 3.6    Payment of Series 2020-1 Class A-2 Note Principal.

(a)    Series 2020-1 Class A-2 Notes Principal Payment at Legal Maturity. The Series 2020-1 Outstanding Principal Amount shall be due and payable on the Series 2020-1 Legal Final Maturity Date. The Series 2020-1 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in this Section 3.6.

(b)    Series 2020-1 Anticipated Repayment. The Series 2020-1 Final Payment is anticipated to occur on the Quarterly Payment Date occurring in July 2027 (such date, the “Series 2020-1 Anticipated Repayment Date”).

(c)    Payment of Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amounts. Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amounts shall be due and payable in accordance with the definition thereof on any applicable Quarterly Payment Date commencing with the Quarterly Payment Date occurring in October 2020, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available, and failure to pay any Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amounts in excess of available amounts in accordance with the foregoing shall not be an Event of Default.

(d)    Series 2020-1 Class A-2 Notes Mandatory Payments of Principal.

(i)    [Reserved]

(ii)    [Reserved]

(iii)    During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the Series 2020-1 Class A-2 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available, together with any Series 2020-1 Class A-2 Make-Whole Prepayment Consideration required to be paid in connection therewith pursuant to Section 3.6(e) of this Series Supplement; provided, for the avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2020-1 Class A-2 Make-Whole Prepayment Consideration is not paid because insufficient funds are available to pay such Series 2020-1 Class A-2 Make-Whole Prepayment Consideration, in accordance with the Priority of Payments.

(e)    Series 2020-1 Class A-2 Make-Whole Prepayment Consideration Payments. In connection with any mandatory prepayment of any Series 2020-1 Class A-2 Notes made during a Rapid Amortization Period pursuant to Section 3.6(d)(iii) or in connection with any prepayment funded with Asset Disposition Proceeds or the proceeds of Permitted Brand Dispositions pursuant to Section 3.6(j) or in connection with any optional prepayment of any Series 2020-1 Class A-2 Notes made pursuant to Section 3.6(f) (each, a “Series 2020-1 Prepayment”), the Co-Issuers shall pay, in the manner described herein, the Series 2020-1 Class A-2 Make-Whole Prepayment Consideration to the Series 2020-1 Class A-2 Noteholders with respect to the principal portion of the applicable Series 2020-1 Prepayment Amount; provided that no such Series 2020-1 Class A-2 Make-Whole Prepayment Consideration shall be payable in connection with (A) any prepayment made on or after the date that is eighteen (18) months prior to the Series 2020-1 Anticipated Repayment Date (the “Prepayment Consideration End Date”); (B) any prepayment funded by Indemnification Amounts or Insurance/Condemnation Proceeds; (C) Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amounts, Series 2020-1 Class A-2 Optional Scheduled Principal Payments or Series 2020-1 Class A-2 Notes Scheduled Principal Payment Deficiency Amounts; (D) prepayments of principal in an aggregate amount no greater than the Par Call Amount, other than any Refinancing Prepayments; (E) any EU Change of Control; and (F) any cancellations of repurchased Series 2020-1 Class A-2 Notes.

(f)    Optional Prepayment of Series 2020-1 Class A-2 Notes. Subject to Section 3.6(e) and Section 3.6(g) of this Series Supplement, the Co-Issuers shall have the option to prepay the Series 2020-1 Class A-2 Notes in whole on any Business Day or in part on any Quarterly Payment Date or on any date a mandatory prepayment may be made and that is specified as the Series 2020-1 Prepayment Date in the applicable Prepayment Notices; provided that the Co-Issuers shall not make any optional prepayment in part of any Series 2020-1 Class A-2 Notes pursuant to this Section 3.6(f) in a principal amount for any single prepayment of less than $1,000,000 on any Quarterly Payment Date (except that any such prepayment may be in a principal amount less than such amount if (x) effected on the same day as any partial mandatory prepayment or repayment pursuant to this Series Supplement or (y) such prepayment is a Series 2020-1 Class A-2 Optional Scheduled Principal Payment); provided, further, that no such optional prepayment may be made unless (i) the amount on deposit in the Senior Notes Principal Payment Accounts (including any amounts to be transferred from the Cash Trap Reserve Accounts pursuant to Section 5.12(h) of the Base Indenture) that is allocable to the Series 2020-1 Class A-2 Notes to be prepaid is sufficient to pay the principal amount of the Series 2020-1 Class A-2 Notes to be prepaid and any Series 2020-1 Class A-2 Make-Whole Prepayment Consideration (calculated in accordance with each Co-Issuer’s Allocable Share (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement)) required pursuant to Section 3.6(e), in each case, payable on the relevant Series 2020-1 Prepayment Date; (ii) the amount on deposit in the Senior Notes Interest Payment Accounts that is allocable to the Series 2020-1 Outstanding Principal Amount to be prepaid is sufficient to pay the following amounts, calculated in accordance with each Co-Issuer’s Allocable Share (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement), (A) the Series 2020-1 Quarterly Interest to but excluding the relevant Series 2020-1 Prepayment Date relating to the Series 2020-1 Outstanding Principal Amount to be prepaid (other than any Series 2020-1 Quarterly Post-ARD Additional Interest) and (B) only if such optional prepayment is a prepayment in whole, (x) the Series 2020-1 Quarterly Post-ARD Additional Interest and (y) all Securitization Operating Expenses, to the extent attributable to the Series 2020-1 Class A-2 Notes; and (iii) the Co-Issuers reimburse, in accordance with their Allocable Share (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement), the Trustee, the Servicer and the Managers, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate). The Co-Issuers may prepay a Series of Notes in full at any time regardless of the number of prior optional prepayments or any minimum payment requirement. In the case of an EU Change of Control on account of a good faith, third-party acquisition negotiated on market terms, the Co-Issuers will deliver written notice to the Holders of the Series 2020-1 Class A-2 Notes with the option for the Outstanding Principal Amount of their respective Series 2020-1 Class A-2 Notes to be repaid in full at par pursuant to Section 3.6(g).

(g)    Notices of Prepayments.

(i)    Except in the case of any Series 2020-1 Class A-2 Optional Scheduled Principal Payment, the Co-Issuers shall give prior written notice (each, a “Prepayment Notice”) at least fifteen (15) Business Days but not more than twenty (20) Business Days prior to any Series 2020-1 Prepayment with respect to the Series 2020-1 Class A-2 Notes pursuant to Section 3.6(f) of this Series Supplement to each Series 2020-1 Class A-2 Noteholder affected by such Series 2020-1 Prepayment, each of the Rating Agencies, the Servicer, the Control Party and the Trustee; provided that at the request of the Co-Issuers, such notice to the affected Series 2020-1 Class A-2 Noteholders shall be given by the Trustee in the name and at the expense of the Co-Issuers; provided, further, that in the case of an EU Change of Control on account of a good faith, third-party acquisition negotiated on market terms, such written notice shall provide the Holders of the Series 2020-1 Class A-2 Notes with the option for the Outstanding Principal Amount of their respective Series 2020-1 Class A-2 Notes to be repaid in full at par in accordance with the instructions provided in such notice which will require them to exercise such option within five (5) Business Days following receipt of such written notice. In connection with any such Prepayment Notice, the Co-Issuers shall provide a written report to the Trustee directing the Trustee to distribute such prepayment in accordance with the applicable provisions of Section 3.6(k) of this Series Supplement. With respect to each such Series 2020-1 Prepayment, the related Prepayment Notice shall, in each case, specify (A) the Series 2020-1 Prepayment Date on which such prepayment shall be made, which in all cases shall be a Business Day, (B) the Series 2020-1 Prepayment Amount and (C) the Series 2020-1 Class A-2 Make-Whole Prepayment Consideration Calculation Date on which the applicable Series 2020-1 Class A-2 Make-Whole Prepayment Consideration, if any, to be paid in connection therewith shall be calculated. The Co-Issuers shall have the option, by written notice to the Trustee, the Control Party, the Rating Agencies and the affected Noteholders, to withdraw or amend the Series 2020-1 Prepayment Date set forth in any Prepayment Notice relating to an optional prepayment at any time up to the second (2nd) Business Day before the Series 2020-1 Prepayment Date set forth in such Prepayment Notice. Any such optional prepayment and Prepayment Notice may, in the Co-Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Co-Issuers shall have the option to provide in any Prepayment Notice that the payment of the amounts set forth in Section 3.6(f) and the performance of the Co-Issuers’ obligations with respect to such optional prepayment may be performed by another Person. All Prepayment Notices shall be (i) transmitted by email to (A) each affected Series 2020-1 Class A-2 Noteholder to the extent such Series 2020-1 Class A-2 Noteholder has provided an email address to the Trustee and (B) to each of the Rating Agencies, the Servicer and the Trustee and (ii) sent by registered mail to each affected Series 2020-1 Class A-2 Noteholder. A Prepayment Notice may be revoked by the Co-Issuers if the Trustee receives written notice of such revocation no later than 10:00 a.m. (New York City time) two (2) Business Days prior to such Series 2020-1 Prepayment Date. The Co-Issuers shall give written notice of such revocation to the Servicer, and at the request of the Co-Issuers, the Trustee shall forward the notice of revocation to the Series 2020-1 Class A-2 Noteholders.

(ii)    In the case of any Series 2020-1 Class A-2 Optional Scheduled Principal Payment, on the applicable Weekly Allocation Date the Co-Issuers shall provide a written report to the Trustee directing the Trustee to distribute such prepayment in accordance with the applicable provisions of Section 3.6(k) of this Series Supplement, which report shall specify (A) the Series 2020-1 Prepayment Date on which such prepayment shall be made, which in all cases shall be the next applicable Quarterly Payment Date, and (B) the Series 2020-1 Prepayment Amount.

(h)    Series 2020-1 Prepayments. On each Series 2020-1 Prepayment Date with respect to any Series 2020-1 Prepayment, the Series 2020-1 Prepayment Amount and the Series 2020-1 Class A-2 Make-Whole Prepayment Consideration, if any, shall be due and payable. The Co-Issuers shall pay the Series 2020-1 Prepayment Amount together with the applicable Series 2020-1 Class A-2 Make-Whole Prepayment Consideration, if any, by, to the extent not already deposited therein pursuant to Section 3.6(f) of this Series Supplement, depositing such amounts in the applicable Series 2020-1 Class A-2 Distribution Account on or prior to the related Series 2020-1 Prepayment Date to be distributed in accordance with Section 3.6(k) of this Series Supplement.

(i)    Prepayment Consideration Not Payable. For the avoidance of doubt, there is no Series 2020-1 Class A-2 Make-Whole Prepayment Consideration payable as a result of (i) the application of Indemnification Amounts or Insurance/Condemnation Proceeds allocated to the Series 2020-1 Class A-2 Notes pursuant to clause (i) of the Priority of Payments, (ii) any Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amounts, Series 2020-1 Class A-2 Optional Scheduled Principal Payments or Series 2020-1 Class A-2 Notes Scheduled Principal Payment Deficiency Amounts, (iii) any prepayment on or after the Prepayment Consideration End Date, (iv) prepayments of principal in an aggregate amount no greater than the Par Call Amount, other than any Refinancing Prepayments, (v) any EU Change of Control; and (vi) any cancellations of repurchased Series 2020-1 Class A-2 Notes.

(j)    Indemnification Amounts; Insurance/Condemnation Proceeds; Release Prices; Asset Disposition Proceeds. Any Indemnification Amounts, Insurance/Condemnation Proceeds, Release Prices or Asset Disposition Proceeds allocated to the Senior Notes Principal Payment Accounts in accordance with Section 5.11(i) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payment Accounts in accordance with Section 5.12(h) of the Base Indenture and deposited in the Series 2020-1 Class A-2 Distribution Account and used to prepay the Series 2020-1 Class A-2 Notes, on the Quarterly Payment Date immediately succeeding such deposit. In connection with any prepayment made with Indemnification Amounts or Insurance/Condemnation Proceeds pursuant to this Section 3.6(j), the Co-Issuers shall not be obligated to pay any prepayment consideration. The Co-Issuers shall, however, be obligated to pay any applicable Series 2020-1 Class A-2 Make-Whole Prepayment Consideration required to be paid pursuant to Section 3.6(e) of this Series Supplement in connection with any prepayment funded with Asset Disposition Proceeds or the proceeds of Permitted Brand Dispositions, as applicable, pursuant to this Section 3.6(j); provided, for avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2020-1 Class A-2 Make-Whole Prepayment Consideration is not paid because insufficient funds are available to pay such Series 2020-1 Class A-2 Make-Whole Prepayment Consideration, in accordance with the Priority of Payments.

(k)    Series 2020-1 Prepayment Distributions. On the Series 2020-1 Prepayment Date for each Series 2020-1 Prepayment to be made pursuant to this Section 3.6 in respect of the Series 2020-1 Class A-2 Notes, the Trustee shall, in accordance with Section 6.1 of the Base Indenture (except that, notwithstanding anything to the contrary therein, references to the distributions being made on a Quarterly Payment Date shall be deemed to be references to distributions made on such Series 2020-1 Prepayment Date and references to the Record Date shall be deemed to be references to the Prepayment Record Date) and based solely upon the applicable written report provided to the Trustee pursuant to Section 3.6(g) of this Series Supplement, wire transfer to the Series 2020-1 Class A-2 Noteholders of record on the preceding Prepayment Record Date on a pro rata basis, based on their respective portion of the Series 2020-1 Outstanding Principal Amount, the amount deposited in the Series 2020-1 Class A-2 Distribution Account pursuant to this Section 3.6, if any, in order to repay the applicable portion of the Series 2020-1 Outstanding Principal Amount and pay all accrued and unpaid interest thereon up to such Series 2020-1 Prepayment Date and any Series 2020-1 Class A-2 Make-Whole Prepayment Consideration due to Series 2020-1 Class A-2 Noteholders payable on such date.

(l)    Series 2020-1 Notices of Final Payment. The Co-Issuers shall notify the Trustee, the Servicer and each of the Rating Agencies on or before the Prepayment Record Date preceding the Series 2020-1 Prepayment Date that shall be the Series 2020-1 Final Payment Date; provided, however, that with respect to any Series 2020-1 Final Payment that is made in connection with any mandatory prepayment in full, the Co-Issuers shall not be obligated to provide any additional notice to the Trustee or the Rating Agencies of such Series 2020-1 Final Payment, and in the case of any optional prepayment in full, the Co-Issuers shall not be obligated to provide any additional notice to the Trustee or the Rating Agencies of such Series 2020-1 Final Payment beyond the notice required to be given in connection with such optional prepayment pursuant to Section 3.6(g) of this Series Supplement. The Trustee shall provide any written notice required under this Section 3.6(l) to each Person in whose name a Series 2020-1 Class A-2 Note is registered at the close of business on such Prepayment Record Date of the Series 2020-1 Prepayment Date that shall be the Series 2020-1 Final Payment Date. Such written notice to be sent to the Series 2020-1 Class A-2 Noteholders shall be made at the expense of the Co-Issuers and shall be mailed by the Trustee within five (5) Business Days of receipt of notice from the Co-Issuers indicating that the Series 2020-1 Final Payment shall be made and shall specify that such Series 2020-1 Final Payment shall be payable only upon presentation and surrender of the Series 2020-1 Class A-2 Notes and shall specify the place where the Series 2020-1 Class A-2 Notes may be presented and surrendered for such Series 2020-1 Final Payment.

Section 3.7    [Reserved].

Section 3.8    Series 2020-1 Class A-2 Distribution Account.

(a)    Establishment of Series 2020-1 Class A-2 Distribution Account. The Trustee has established and shall maintain in the name of the Trustee for the benefit of the Series 2020-1 Class A-2 Noteholders an account (the “Series 2020-1 Class A-2 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2020-1 Class A-2 Noteholders. The Series 2020-1 Class A-2 Distribution Account shall be an Eligible Account. Initially, the Series 2020-1 Class A-2 Distribution Account shall be established with the Trustee.

(b)    [Reserved].

(c)    Series 2020-1 Class A-2 Distribution Account Constitutes Additional Collateral for Series 2020-1 Class A-2 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2020-1 Class A-2 Notes, the Co-Issuers hereby grant a security interest in and assign, pledge, grant, transfer and set over to the Trustee, for the benefit of the Series 2020-1 Class A-2 Noteholders, all of the Co-Issuers’ right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2020-1 Class A-2 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2020-1 Class A-2 Distribution Account, or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2020-1 Class A-2 Distribution Account or the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2020-1 Class A-2 Distribution Account Collateral”).

(d)    Termination of Series 2020-1 Class A-2 Distribution Account. On or after the date on which all accrued and unpaid interest on and principal of all Outstanding Series 2020-1 Class A-2 Notes have been paid, the Trustee, acting in accordance with the written instructions of the Co-Issuers (or the Managers on their behalf), shall withdraw from the Series 2020-1 Class A-2 Distribution Account all amounts on deposit therein for distribution pursuant to the Priority of Payments.

Section 3.9    Trustee as Securities Intermediary.

(a)    The Trustee or other Person holding the Series 2020-1 Class A-2 Distribution Account shall be the “Series 2020-1 Securities Intermediary”. If the Series 2020-1 Securities Intermediary in respect of any Series 2020-1 Class A-2 Distribution Account is not the Trustee, the Co-Issuers shall obtain the express agreement of such other Person to the obligations of the Series 2020-1 Securities Intermediary set forth in this Section 3.9.

(b)    The Series 2020-1 Securities Intermediary agrees that:

(i)    the Series 2020-1 Class A-2 Distribution Account is an account to which Financial Assets shall or may be credited;

(ii)    the Series 2020-1 Class A-2 Distribution Account is a “securities account” within the meaning of Section 8-501 of the New York UCC and the Series 2020-1 Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)    All securities or other property (other than cash) underlying any Financial Assets credited to any Series 2020-1 Class A-2 Distribution Account shall be registered in the name of a Series 2020-1 Securities Intermediary, as applicable, indorsed to such Series 2020-1 Securities Intermediary or in blank or credited to another securities account maintained in the name of such Series 2020-1 Securities Intermediary, and in no case shall any Financial Asset credited to any Series 2020-1 Class A-2 Distribution Account be registered in the name of the Co-Issuers, payable to the order of the Co-Issuers or specially indorsed to the Co-Issuers;

(iv)    All property delivered to the Series 2020-1 Securities Intermediary pursuant to this Series Supplement shall be promptly credited to the Series 2020-1 Class A-2 Distribution Account;

(v)    Each item of property (whether investment property, security, instrument or cash) credited to any Series 2020-1 Class A-2 Distribution Account shall be treated as a Financial Asset;

(vi)    If at any time the Series 2020-1 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2020-1 Class A-2 Distribution Account, the Series 2020-1 Securities Intermediary shall comply with such entitlement order without further consent by the Co-Issuers, any other Securitization Entity or any other Person;

(vii)    The Series 2020-1 Class A-2 Distribution Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, the State of New York shall be deemed to the applicable Series 2020-1 Securities Intermediary’s jurisdiction and the Series 2020-1 Class A-2 Distribution Account (as well as the “security entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii)    No Series 2020-1 Securities Intermediary has entered into, and until termination of this Series Supplement shall not enter into, any agreement with any other Person relating to the Series 2020-1 Class A-2 Distribution Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person, and such Series 2020-1 Securities Intermediary has not entered into, and until the termination of this Series Supplement shall not enter into, any agreement with the Co-Issuers purporting to limit or condition the obligation of the Series 2020-1 Securities Intermediary to comply with entitlement orders as set forth in Section 3.9(b)(vi) of this Series Supplement; and

(ix)    Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2020-1 Class A-2 Distribution Account, neither any Series 2020-1 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, any Series 2020-1 Class A-2 Distribution Account or any Financial Asset credited thereto. If any Series 2020-1 Securities Intermediary or, in the case of the Trustee, a Trust Officer has actual knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2020-1 Class A-2 Distribution Account or any Financial Asset carried therein, the Series 2020-1 Securities Intermediary shall promptly notify the Trustee, the Managers, the Servicer and the Co-Issuers thereof.

(c)    At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2020-1 Class A-2 Distribution Account and in all proceeds thereof, and shall (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2020-1 Class A-2 Distribution Account; provided, however, that at all other times the Co-Issuers shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2020-1 Class A-2 Distribution Account.

Section 3.10    Managers(a) . Pursuant to the Management Agreement, the Managers have agreed to provide certain reports, notices, instructions and other services on behalf of the respective Co-Issuer. The Series 2020-1 Class A-2 Noteholders by their acceptance of the Series 2020-1 Class A-2 Notes consent to the provision of such reports and notices to the Trustee by the Managers in lieu of the Co-Issuers. Any such reports and notices that are required to be delivered to the Series 2020-1 Class A-2 Noteholders hereunder shall be made available on the Trustee’s website in the manner set forth in Section 4.4 of the Base Indenture.

Section 3.11    Replacement of Ineligible Accounts. If, at any time, the Series 2020-1 Class A-2 Distribution Account shall cease to be an Eligible Account (each, a “Series 2020-1 Ineligible Account”), the Co-Issuers shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Series 2020-1 Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from such Series 2020-1 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee.

ARTICLE IV

FORM OF SERIES 2020-1 CLASS A-2 NOTES

Section 4.1    [Reserved].

Section 4.2    Issuance of Series 2020-1 Class A-2 Notes.

(a)    The Series 2020-1 Class A-2 Notes in the aggregate may be offered and sold in the Series 2020-1 Initial Principal Amount on the Series 2020-1 Closing Date by the Co-Issuers pursuant to the Series 2020-1 Class A-2 Note Purchase Agreement. The Series 2020-1 Class A-2 Notes shall be resold initially only to (A) a Co-Issuer or its Affiliates, (B) in the United States, to Persons who are not Competitors who are QIBs in reliance on Rule 144A or (C) outside the United States, to Persons who are not Competitors who are not U.S. persons (as defined in Regulation S) (a “U.S. Person”) in offshore transactions in reliance on Regulation S. The Series 2020-1 Class A-2 Notes may thereafter be transferred in reliance on Rule 144A and/or Regulation S and in accordance with the procedure described herein.

The Series 2020-1 Class A-2 Notes shall be Book-Entry Notes and DTC shall be the Depository for the Series 2020-1 Class A-2 Notes. The Applicable Procedures shall be applicable to transfers of beneficial interests in the Series 2020-1 Class A-2 Notes. The Series 2020-1 Class A-2 Notes shall be issued in minimum denominations of $25,000 and in any whole number denomination in excess thereof.

(b)    Global Notes.

(i)    Rule 144A Global Notes. The Series 2020-1 Class A-2 Notes offered and sold in their initial distribution in reliance upon Rule 144A shall be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A-1-1 hereto, registered in the name of Cede & Co. (“Cede”), as nominee of DTC, and deposited with the Trustee, as custodian for DTC (collectively, for purposes of this Section 4.2 and Section 4.4, the “Rule 144A Global Notes”). The aggregate initial principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of the corresponding class of Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, as hereinafter provided.

(ii)    Temporary Regulation S Global Notes and Permanent Regulation S Global Notes. Any Series 2020-1 Class A-2 Notes offered and sold on the Series 2020-1 Closing Date in reliance upon Regulation S shall be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A-1-2 hereto, registered in the name of Cede, as nominee of DTC, and deposited with the Trustee, as custodian for DTC, for credit to the respective accounts at DTC of the designated agents holding on behalf of Euroclear or Clearstream. Until such time as the Restricted Period shall have terminated with respect to any Series 2020-1 Class A-2 Note, such Series 2020-1 Class A-2 Notes shall be referred to herein collectively, for purposes of this Section 4.2 and Section 4.4, as the “Temporary Regulation S Global Notes.” After such time as the Restricted Period shall have terminated, the Temporary Regulation S Global Notes shall be exchangeable, in whole or in part, for interests in one or more permanent global notes in registered form without interest coupons, substantially in the form set forth in Exhibit A-1-3 hereto, as hereinafter provided (collectively, for purposes of this Section 4.2 and Section 4.4, the “Permanent Regulation S Global Notes”). The aggregate principal amount of the Temporary Regulation S Global Notes or the Permanent Regulation S

Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase of aggregate principal amount of the corresponding Rule 144A Global Notes, as hereinafter provided.

(c)    Definitive Notes. The Series 2020-1 Global Notes shall be exchangeable in their entirety for one or more definitive notes in registered form, without interest coupons (collectively, for purposes of this Section 4.2 and Section 4.4 of this Series Supplement, the “Definitive Notes”) pursuant to Section 2.13 of the Base Indenture and this Section 4.2(c) in accordance with their terms and, upon complete exchange thereof, such Series 2020-1 Global Notes shall be surrendered for cancellation at the applicable Corporate Trust Office.

Section 4.3    [Reserved].

Section 4.4    Transfer Restrictions of Series 2020-1 Class A-2 Notes.

(a)    A Series 2020-1 Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered; provided, however, that this Section 4.4(a) shall not prohibit any transfer of a Series 2020-1 Class A-2 Note that is issued in exchange for a Series 2020-1 Global Note in accordance with Section 2.8 of the Base Indenture and shall not prohibit any transfer of a beneficial interest in a Series 2020-1 Global Note effected in accordance with the other provisions of this Section 4.4.

(b)    The transfer by a Series 2020-1 Class A-2 Note Owner holding a beneficial interest in a Class A-2 Note in the form of a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note shall be made upon the deemed representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and not a Competitor, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Co-Issuers as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c)    If a Series 2020-1 Class A-2 Note Owner holding a beneficial interest in a Class A-2 Note in the form of a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Temporary Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(c). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Temporary Regulation S Global Note, in a principal amount equal to that of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit B-1 hereto given by the Series 2020-1 Class A-2 Note Owner holding such beneficial interest in such Rule 144A Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of the Rule 144A Global Note, and to increase the principal amount of the Temporary Regulation S Global Note, by the principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Temporary Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note was reduced upon such exchange or transfer.

(d)    If a Series 2020-1 Class A-2 Note Owner holding a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Permanent Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Permanent Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(d). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Permanent Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit B-2 hereto given by the Series 2020-1 Class A-2 Note Owner holding such beneficial interest in such Rule 144A Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Rule 144A Global Note, and to increase the principal amount of the Permanent Regulation S Global Note, by the principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Permanent Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note was reduced upon such exchange or transfer.

(e)    If a Series 2020-1 Class A-2 Note Owner holding a beneficial interest in a Temporary Regulation S Global Note or a Permanent Regulation S Global Note wishes at any time to exchange its interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(e). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Rule 144A Global Note in a principal amount equal to that of the beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) with respect to a transfer of a beneficial interest in such Temporary Regulation S Global Note (but not such Permanent Regulation S Global Note), a certificate in substantially the form set forth in Exhibit B-3 hereto given by such Series 2020-1 Class A-2 Note Owner holding such beneficial interest in such Temporary Regulation S Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, and to increase the principal amount of the Rule 144A Global Note, by the principal amount of the beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Rule 144A Global Note having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, was reduced upon such exchange or transfer.

(f)    In the event that a Series 2020-1 Global Note or any portion thereof is exchanged for Series 2020-1 Class A-2 Notes other than Series 2020-1 Global Notes, such other Series 2020-1 Class A-2 Notes may in turn be exchanged (upon transfer or otherwise) for Series 2020-1 Class A-2 Notes that are not Series 2020-1 Global Notes or for a beneficial interest in a Series 2020-1 Global Note (if any is then outstanding) only in accordance with such procedures as may be adopted from time to time by the Co-Issuers and the Registrar, which shall be substantially consistent with the provisions of Section 4.4(a) through Section 4.4(e) and Section 4.4(g) of this Series Supplement (including the certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Series 2020-1 Global Note comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and any Applicable Procedures.

(g)    Until the termination of the Restricted Period with respect to any Series 2020-1 Class A-2 Note, interests in the Temporary Regulation S Global Notes representing such Series 2020-1 Class A-2 Note may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream; provided that this Section 4.4(g) shall not prohibit any transfer in accordance with Section 4.4(d) of this Series Supplement. After the expiration of the applicable Restricted Period, interests in the Permanent Regulation S Global Notes may be transferred without requiring any certifications other than those set forth in this Section 4.4.

(h)    The Series 2020-1 Class A-2 Notes Rule 144A Global Notes, the Series 2020-1 Class A-2 Notes Temporary Regulation S Global Notes and the Series 2020-1 Class A-2 Notes Permanent Regulation S Global Notes shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2020-1 CLASS A-2 NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION. THE SERIES 2020-1 CLASS A-2 NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR DISTRIBUTION TO THE PUBLIC UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE SERIES 2020-1 CLASS A-2 NOTES MAY NOT BE OFFERED OR SOLD IN CANADA, DIRECTLY OR INDIRECTLY. NEITHER DRIVEN BRANDS FUNDING, LLC (THE “ISSUER”) NOR DRIVEN BRANDS CANADA FUNDING CORPORATION (THE “CANADIAN CO-ISSUER”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A CO-ISSUER OR AN AFFILIATE THEREOF, (B) IN THE UNITED STATES, TO A PERSON WHO IS NOT A COMPETITOR AND IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT (“RULE 144A”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH PERSON EXERCISES SOLE INVESTMENT DISCRETION OR FOR OTHER

PERSONS, EACH OF WHOM IS A “QUALIFIED INSTITUTIONAL BUYER” OR (C) OUTSIDE THE UNITED STATES, TO A PERSON WHO IS NOT A COMPETITOR AND IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE 1933 ACT (“REGULATION S”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH PERSON EXERCISES SOLE INVESTMENT DISCRETION, NONE OF WHICH ARE A U.S. PERSON, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES, ANY APPLICABLE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA AND ANY OTHER RELEVANT JURISDICTION.

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (IF NOT A CO-ISSUER OR AN AFFILIATE OF THE CO-ISSUERS) REPRESENTS THAT (A) IT IS NOT A COMPETITOR AND IS (X) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A OR (Y) NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, AS APPLICABLE, (B) IT IS ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PERSON WHICH IS NOT A COMPETITOR AND IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER OR (Y) NOT A U.S. PERSON, AND IN EACH CASE WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, (C) IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING WILL HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATION OF NOTES, (D) IT UNDERSTANDS THAT THE CO-ISSUERS MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN ITS NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES AND (E) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES.

EACH PERSON (IF NOT A CO-ISSUER OR AN AFFILIATE OF THE CO-ISSUERS) TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE. EACH PERSON TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A [TEMPORARY REGULATION S GLOBAL NOTE] [RULE 144A GLOBAL NOTE] OR [PERMANENT REGULATION S GLOBAL NOTE] WILL BE REQUIRED TO DELIVER A TRANSFER CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO ANY PERSON CAUSING SUCH VIOLATION, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO ANY CO-ISSUER, THE TRUSTEE OR ANY INTERMEDIARY.

[IF THIS NOTE WAS ACQUIRED IN THE UNITED STATES, AND THE HOLDER IS DETERMINED TO BE A COMPETITOR OR NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF ACQUISITION OF THIS NOTE, THE CO-ISSUERS HAVE THE RIGHT TO REQUIRE SUCH HOLDER TO

SELL THIS NOTE TO A PURCHASER WHO IS NOT A COMPETITOR AND IS A QUALIFIED INSTITUTIONAL BUYER. THE CO-ISSUERS ALSO HAVE THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER OR WHO IS A COMPETITOR.]

UNLESS PERMITTED UNDER THE APPLICABLE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA, THE HOLDER OF THIS NOTE MUST NOT RESELL THIS NOTE IN CANADA BEFORE THE DATE THAT IS 4 MONTHS AND ONE DAY AFTER THE LATER OF (A) THE ORIGINAL ISSUE DATE OF THE NOTES AND (B) THE DATE ON WHICH BOTH THE CO-ISSUERS BECOME REPORTING ISSUERS UNDER THE APPLICABLE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA.

[IF THIS NOTE WAS ACQUIRED OUTSIDE THE UNITED STATES, AND THE HOLDER IS DETERMINED TO BE A COMPETITOR OR TO HAVE BEEN A “U.S. PERSON” AT THE TIME OF ACQUISITION OF THIS NOTE, THE CO-ISSUERS HAVE THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER WHO IS NOT A COMPETITOR AND IS NOT A “U.S. PERSON.” THE CO-ISSUERS ALSO HAVE THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON WHO IS A “U.S. PERSON” OR WHO IS A COMPETITOR.]

BY ACCEPTING THIS NOTE, EACH HOLDER COVENANTS THAT IT WILL NOT AT ANY TIME PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE LATEST MATURING NOTE, INSTITUTE AGAINST, OR JOIN WITH ANY OTHER PERSON IN INSTITUTING AGAINST, ANY SECURITIZATION ENTITY ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS, UNDER ANY FEDERAL, STATE, PROVINCIAL BANKRUPTCY, INSOLVENCY OR SIMILAR LAW.

(i)    The Series 2020-1 Class A-2 Notes Temporary Regulation S Global Notes shall also bear the following legend:

UNTIL FORTY (40) DAYS AFTER THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS NOT A COMPETITOR AND IS EITHER (A) NOT A “U.S. PERSON” OR (B) A CO-ISSUER OR AN AFFILIATE OF THE CO-ISSUERS, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE 1933 ACT AND AGREES FOR THE BENEFIT OF THE CO-ISSUERS THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A HOLDER THAT IS NOT A COMPETITOR AND NOT A “U.S. PERSON” PURCHASING FOR THEIR OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER PERSONS, EACH OF WHICH IS NOT A U.S. PERSON, OR TO A CO-ISSUER OR AN AFFILIATE OF THE CO-ISSUERS AND IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND

POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE 1933 ACT.

(j)    The Series 2020-1 Global Notes issued in connection with the Series 2020-1 Class A-2 Notes shall also bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO A CO-ISSUER OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

(k)    The required legends set forth above shall not be removed from the applicable Series 2020-1 Class A-2 Notes except as provided herein. The legend required for a Series 2020-1 Class A-2 Notes Rule 144A Global Note may be removed from such Series 2020-1 Class A-2 Notes Rule 144A Global Note if there is delivered to the Co-Issuers and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Co-Issuers that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Series 2020-1 Class A-2 Notes Rule 144A Global Note shall not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee at the direction of the Co-Issuers (or the Managers, on their behalf), shall authenticate and deliver in exchange for such Series 2020-1 Class A-2 Notes Rule 144A Global Note a Series 2020-1 Class A-2 Note or Series 2020-1 Class A-2 Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Series 2020-1 Class A-2 Notes Rule 144A Global Note has been removed from a Series 2020-1 Class A-2 Note as provided above, no other Series 2020-1 Class A-2 Note issued in exchange for all or any part of such Series 2020-1 Class A-2 Note shall bear such legend, unless the Co-Issuers have reasonable cause to believe that such other Series 2020-1 Class A-2 Note is a “restricted security” within the meaning of Rule 144 under the Securities Act and instructs the Trustee to cause a legend to appear thereon.

Section 4.5    Note Owner Representations and Warranties. Each Person who becomes a Note Owner of a beneficial interest in a Series 2020-1 Class A-2 Note pursuant to the Offering Memorandum shall be deemed to represent, warrant and agree on the date such Person acquires any interest in any Series 2020-1 Class A-2 Note as follows:

(a)    With respect to any sale of Series 2020-1 Class A-2 Notes pursuant to Rule 144A, it is a QIB pursuant to Rule 144A, and is aware that any sale of Series 2020-1 Class A-2 Notes to it shall be made in reliance on Rule 144A. Its acquisition of Series 2020-1 Class A-2 Notes in any such sale shall be for its own account or for the account of another QIB that is not a Competitor.

(b)    With respect to any sale of Series 2020-1 Class A-2 Notes pursuant to Regulation S, at the time the buy order for such Series 2020-1 Class A-2 Notes was originated, it was outside the United States and the offer was made to a Person who is not a U.S. Person, purchasing for their own account or the account of one or more persons, each of which is not a Competitor and not a U.S. Person.

(c)    It shall, and each account for which it is purchasing shall, hold and transfer at least the minimum denomination of Series 2020-1 Class A-2 Notes.

(d)    It understands that the Co-Issuers, the Managers and the Servicer may receive a list of participants holding positions in the Series 2020-1 Class A-2 Notes from one or more book-entry depositories.

(e)    It understands that the Managers, the Co-Issuers and the Servicer may receive (i) a list of Note Owners that have requested access to the Trustee’s password-protected website or that have voluntarily registered as a Note Owner with the Trustee and (ii) copies of Noteholder confirmations of representations and warranties executed to obtain access to the Trustee’s password-protected website.

(f)    It shall provide to each person to whom it transfers Series 2020-1 Class A-2 Notes notices of any restrictions on transfer of such Series 2020-1 Class A-2 Notes.

(g)    It understands that (i) the Series 2020-1 Class A-2 Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (ii) the Series 2020-1 Class A-2 Notes have not been registered under the Securities Act, (iii) such Series 2020-1 Class A-2 Notes may be offered, resold, pledged or otherwise transferred only (A) to a Co-Issuer or an Affiliate of the Co-Issuers, (B) in the United States to a Person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A and who is not a Competitor, (C) outside the United States to a Person who is not a U.S. Person in a transaction meeting the requirements of Regulation S and who is not a Competitor or (D) to a Person that is not a Competitor in a transaction exempt from the registration requirements of the Securities Act and the applicable securities laws of any state of the United States, any applicable securities laws of any province or territory of Canada and any other jurisdiction, in each such case in accordance with the Indenture and any applicable securities laws of any state of the United States and any applicable securities laws of any province or territory of Canada and (iv) it shall, and each subsequent holder of a Series 2020-1 Class A-2 Note is required to, notify any subsequent purchaser of a Series 2020-1 Class A-2 Note of the resale restrictions set forth in clause (iii) above.

(h)    It understands that the certificates evidencing the Rule 144A Global Notes shall bear legends substantially similar to those set forth in Section 4.4(h) and (j) of this Series Supplement.

(i)    It understands that the certificates evidencing the Temporary Regulation S Global Notes shall bear legends substantially similar to those set forth in Section 4.4(h), (i) and (j) of this Series Supplement.

(j)    It understands that the certificates evidencing the Permanent Regulation S Global Notes shall bear legends substantially similar to those set forth in Section 4.4(h), (i) and (j) of this Series Supplement.

(k)    Either (i) it is not acquiring or holding the Series 2020-1 Class A-2 Notes (or any interest therein) for or on behalf of, or with the assets of, Plan or a governmental, church, non-U.S. or other plan which is subject to any Similar Law or (ii) its acquisition, holding and disposition of the Series 2020-1 Class A-2 Notes (or any interest therein) shall not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any Similar Law.

(l)    If it is using assets of a Plan to acquire or hold the Series 2020-1 Class A-2 Notes or any interest therein, then it further represents that (i) none of the Co-Issuers, the Initial Purchaser, any Guarantor, the Servicer, the Back-up Manager, the Trustee, nor any other party to the Securitization Transaction, nor any of their respective affiliates (collectively, the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the Plan’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the Series 2020-1 Class A-2 Notes, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to the Plan’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the Series 2020-1 Class A-2 Notes, and (ii) the decision to invest in the Series 2020-1 Class A-2 Notes has been made at the recommendation or direction of an independent fiduciary as contemplated by U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time, who (a) is independent of the Transaction Parties; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies; (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the Plan’s investment in the Series 2020-1 Class A-2 Notes and is responsible for exercising independent judgment in evaluating the investment in the Series 2020-1 Class A-2 Notes; and (e) is aware of and acknowledges that (1) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s investment in the Series 2020-1 Class A-2 Notes, and (2) the Transaction Parties have a financial interest in the Plan’s investment in the Series 2020-1 Class A-2 Notes.

(m)    It understands that any subsequent transfer of the Series 2020-1 Class A-2 Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Series 2020-1 Class A-2 Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act. In addition, it understands that the Series 2020-1 Class A-2 Notes are subject to certain transfer restrictions and may not be resold in Canada, directly or indirectly, except in reliance on an exemption from applicable prospectus requirements or discretionary relief under the applicable securities laws of any province or territory of Canada.

(n)    It is not a Competitor and is not purchasing for the account or benefit of a Competitor.

Section 4.6    Limitation on Liability. None of the Co-Issuers, the Trustee or any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Rule l44A Global Note or a Regulation S Global Note. None of the Co-Issuers, the Trustee or the Paying Agent shall have any responsibility or liability with respect to any records maintained by the Noteholder with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.

ARTICLE V

GENERAL

Section 5.1    Information. On or before each Quarterly Payment Date, the Co-Issuers (or the Managers on their behalf) shall furnish, or cause to be furnished, a Quarterly Noteholders’ Report with respect to the Series 2020-1 Class A-2 Notes to the Trustee, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(i)    the total amount available to be distributed to Series 2020-1 Class A-2 Noteholders on such Quarterly Payment Date;

(ii)    the amount of such distribution allocable to the payment of interest on the Series 2020-1 Class A-2 Notes;

(iii)    the amount of such distribution allocable to the payment of principal of the Series 2020-1 Class A-2 Notes;

(iv)    the amount of such distribution allocable to the payment of any Series 2020-1 Class A-2 Make-Whole Prepayment Consideration, if any;

(v)    the amount of such distribution allocable to the payment of any Release Prices;

(vi)    [Reserved];

(vii)    whether, to the Actual Knowledge of the Co-Issuers, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event or Manager Termination Event has occurred, as of the related Quarterly Calculation Date, or any Cash Trapping Period is in effect, as of the related Quarterly Calculation Date;

(viii)    the DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;

(ix)    the number of franchised locations and Securitization-Owned Locations located anywhere in the world that are open for business as of the last day of the preceding Quarterly Fiscal Period;

(x)    the amount of Driven Brands System-Wide Sales as of the related Quarterly Calculation Date; and

(xi)    the amount on deposit in the applicable Senior Notes Interest Reserve Accounts (and the availability under any Interest Reserve Letter of Credit relating to the Senior Notes) and the amount on deposit, if any, in the Cash Trap Reserve Accounts, in each case, as of the close of business on the last Business Day of the preceding Quarterly Fiscal Period.

Any Series 2020-1 Class A-2 Noteholder may obtain copies of each Quarterly Noteholders’ Report in accordance with the procedures set forth in Section 4.4 of the Base Indenture.

Section 5.2    Exhibits. The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.3    Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 5.4    Requirements for Notices to the Rating Agencies. For purposes of Section 14.1 of the Base Indenture, the address for any notice or communication by any party to any Rating Agency shall be in writing and delivered in person, delivered by e-mail or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to Rating Agency’s address:

If to S&P:

Standard & Poor’s Ratings Services,

a Division of the McGraw-Hill Companies, Inc.

55 Water Street

New York, NY 10004

Attention: Structured Credit Surveillance Group

E-mail: servicer_reports@sandp.com

If to KBRA:

Kroll Bond Rating Agency, LLC

805 Third Ave., 29th Floor

New York, NY 10022

Attention: ABS Surveillance

E-mail: abssurveillance@kbra.com

Section 5.5    Certain Notices to the Rating Agencies. The Co-Issuers shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Transaction Document.

Section 5.6    Prior Notice by Trustee to the Controlling Class Representative and Control Party. Subject to Section 10.1 of the Base Indenture, the Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and obtained the direction of the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative).

Section 5.7    Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.8    Electronic Signatures and Transmission. For purposes of this Series Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Trustee). Any requirement in this Series Supplement that is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Series Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

Section 5.9    Governing Law. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 5.10    Amendments. This Series Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 5.11    Termination of Series Supplement. This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2020-1 Class A-2 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2020-1 Class A-2 Notes that have been replaced or paid) to the Trustee for cancellation and (ii) the Co-Issuers have paid all sums payable hereunder; provided that any provisions of this Series Supplement required for the Series 2020-1 Final Payment to be made shall survive until the Series 2020-1 Final Payment is paid to the Series 2020-1 Class A-2 Noteholders.

Section 5.12    Entire Agreement. This Series Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Co-Issuers, the Trustee and the Series 2020-1 Securities Intermediary have caused this Series Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

DRIVEN BRANDS FUNDING, LLC,
as a Co-Issuer

By:	/s/ Scott O’Melia
	Name:	Scott O’Melia
	Title:	Executive Vice President and Secretary

DRIVEN BRANDS CANADA FUNDING
CORPORATION,
as a Co-Issuer

By:	/s/ Scott O’Melia
	Name:	Scott O’Melia
	Title:	Executive Vice President and Secretary

[Signature Page to Series 2020-1 Supplement to Base Indenture]

CITIBANK, N.A., in its capacity as Trustee and
as Series 2020-1 Securities Intermediary

By:	/s/ Jacqueline Suarez
	Name:	Jacqueline Suarez
	Title:	Senior Trust Officer

[Signature Page to Series 2020-1 Supplement to Base Indenture]

ANNEX A

SERIES 2020-1 SUPPLEMENTAL DEFINITIONS LIST

“30/360 Basis” means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Agent Members” means members of, or participants in, DTC.

“Cede” has the meaning set forth in Section 4.2(b)(i) of this Series 2020-1 Supplement.

“Change of Control” means if as a result of any disposition or other event any combination of Permitted Holders in the aggregate will fail to have the power, directly or indirectly, to vote or direct the voting of equity interests representing at least a majority of the ordinary voting power for the election of directors of Parent; provided that the occurrence of the foregoing event will not be deemed a Change of Control if, (i) prior to a Qualified IPO, (A) any combination of Permitted Holders in the aggregate otherwise have the right, directly or indirectly, to designate a majority of the board of directors of Parent at such time or (B) any combination of Permitted Holders in the aggregate own, directly or indirectly, a majority of the ordinary voting equity interests of Parent at such time, (ii) upon or after a Qualified IPO, (A) no Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Series 2016-1 Closing Date), other than any combination of the Permitted Holders, will have acquired beneficial ownership of more than the greater of (x) 35% on a fully diluted basis of the voting equity interests of each of Parent and (y) the percentage owned, directly or indirectly, in the aggregate by the Permitted Holders on a fully diluted basis of the voting equity interests of each of Parent and (B) during each period of twelve (12) consecutive months thereafter, a majority of the seats (other than vacant seats) on the board of directors of Parent will be occupied by Persons who were either (1) nominated by the board of directors of Parent or a Permitted Holder, (2) appointed by directors so nominated or (3) appointed by a Permitted Holder or (iii) in connection with an equity transfer, merger, consolidation or other combination transaction of Parent or one or more of its direct or indirect holding companies with or by another entity or entities, (A) any combination of Permitted Holders in the aggregate otherwise have the right, directly or indirectly, to designate or elect a percentage of the board of directors of Parent (or, if Parent is not a surviving entity as a result of such merger, such surviving entity) after giving effect to such transaction that is not less than the Permitted Holders’ ratable interest in Parent immediately before giving effect thereto, or (B) any combination of Permitted Holders in the aggregate beneficially own, directly or indirectly, a percentage of the ordinary voting equity interests of Parent (or, if Parent is not a surviving entity as a result of such merger, such surviving entity) after giving effect to such transaction that is not less than all Permitted Holders’ ratable interest in Parent immediately before giving effect thereto; provided, in each case under clause (iii)(A) or (B), that the remaining Permitted Holders do not in the aggregate receive board of director designation rights or voting equity interests, as applicable, that are less than all Permitted Holders’ aggregate direct or indirect pro rata rights or interests in Parent immediately prior to giving effect to such merger, consolidation or other combination transaction.

“Definitive Notes” has the meaning set forth in Section 4.2(c) of this Series 2020-1 Supplement.

“DTC” means The Depository Trust Company, and any successor thereto.

“EU Change of Control” means a Change of Control which is incompatible, under the reasonable advice of counsel to the Managers, with the obligations of the EU Retention Holders set forth in the EU Retention Letter.

“EU Retention Holders” means the U.S. Manager and 12008432 Canada Inc., a Canadian corporation.

“EU Retention Letter” means the letter agreement, dated as of the Series 2020-1 Closing Date, by the EU Retention Holders in favor of the Co-Issuers, the Trustee (for the benefit of the Noteholders) and the Initial Purchaser relating to the covenants and agreements made by the Managers in connection with compliance with certain relevant provisions under the EU Securitization Regulation.

“EU Securitization Regulation” means the European Union legislation comprising Regulation (EU) 2017/2402, as amended, and certain related regulatory technical standards, implementing technical standards and official guidance thereunder, as in effect as of the Series 2020-1 Closing Date.

“Initial Purchaser” means Barclays Capital Inc.

“KBRA” means Kroll Bond Rating Agency, LLC.

“Offering Memorandum” means the final Offering Memorandum for the offering of the Series 2020-1 Class A-2 Notes, dated as of June 26, 2020, prepared by the Co-Issuers.

“Outstanding Series 2020-1 Class A-2 Notes” means, with respect to the Series 2020-1 Class A-2 Notes, all Series 2020-1 Class A-2 Notes theretofore authenticated and delivered under the Base Indenture, except:

(i)    Series 2020-1 Class A-2 Notes theretofore canceled by the Registrar or delivered to the Registrar for “cancellation;

(ii)    Series 2020-1 Class A-2 Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited in the Series 2020-1 Class A-2 Distribution Account and are available for payment of such Series 2020-1 Class A-2 Notes; provided that, if such Series 2020-1 Class A-2 Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore reasonably satisfactory to the Trustee has been made;

(iii)    Series 2020-1 Class A-2 Notes that have been defeased in accordance with Section 12.1 of the Base Indenture;

(iv)    Series 2020-1 Class A-2 Notes in exchange for, or in lieu of which other Series 2020-1 Class A-2 Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Series 2020-1 Class A-2 Notes are held by a holder in due course or protected purchaser;

(v)    Series 2020-1 Class A-2 Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Series 2020-1 Class A-2 Notes have been issued as provided in the Indenture; and

(vi)    Series 2020-1 Class A-2 Notes which have been repurchased by a Co-Issuer or an Affiliate and thereafter cancelled;

provided that, (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Series 2020-1 Class A-2 Notes shall be disregarded and deemed not to be Outstanding: (x) Series 2020-1 Class A-2 Notes owned by the Driven Brands Entities or any other obligor upon the Series 2020-1 Class A-2 Notes or any Affiliate of any of them and (y) Series 2020-1 Class A-2 Notes held in any accounts with respect to which the Managers or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Series 2020-1 Class A-2 Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Series 2020-1 Class A-2 Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Series 2020-1 Class A-2 Notes and that the pledgee is not a Driven Brands Entity or any other obligor or the Managers, an Affiliate thereof, or an account for which the Managers or an Affiliate of the Managers exercises discretionary voting authority.

“Par Call Amount” means prepayments of principal in an aggregate amount of up to 35% of the initial Outstanding Principal Amount of the Series 2020-1 Class A-2 Notes on the Series 2020-1 Closing Date.

“Permanent Regulation S Global Notes” has the meaning set forth in Section 4.2(b)(ii) of this Series 2020-1 Supplement.

“Prepayment Consideration End Date” has the meaning set forth in Section 3.6(e) of this Series 2020-1 Supplement.

“Prepayment Notice” has the meaning set forth in Section 3.6(g)(i) of this Series 2020-1 Supplement.

“Prepayment Record Date” means, with respect to the date of any Series 2020-1 Prepayment, the last day of the calendar month immediately preceding the date of such Series 2020-1 Prepayment unless such last day is less than ten (10) Business Days prior to the date of such Series 2020-1 Prepayment, in which case the “Prepayment Record Date” will be the last day of the second calendar month immediately preceding the date of such Series 2020-1 Prepayment.

“Priority of Payments” shall have the meaning set forth in the Base Indenture.

“Qualified Institutional Buyer” or “QIB” means a Person who is a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means S&P and/or KBRA, as applicable, and any successor or successors thereto. In the event that at any time the rating agencies rating the Series 2020-1 Class A-2 Notes do not include S&P or KBRA, references to rating categories of such former Rating Agency in this Series 2020-1 Supplement shall be deemed instead to be references to the equivalent categories of such other rating agency as then is rating the Series 2020-1 Class A-2 Notes as of the most recent date on which such other rating agency and such former Rating Agency’s published ratings for the type of security in respect of which such alternative rating agency is used.

“Refinancing Prepayment” means any prepayment of principal of the Series 2020-1 Class A-2 Notes made with funds obtained from any additional Indebtedness incurred by Parent or any of its Affiliates (including the Securitization Entities).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” means, collectively, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes.

“Remaining Par Call Amount” means, as of any date of determination, prior to giving effect to any prepayments made on such date, the difference (not less than zero) between (x) the Par Call Amount and (y) the aggregate principal amount of the Series 2020-1 Class A-2 Notes prepaid on any date before such date of determination, including optional prepayments and mandatory prepayments due to the distribution of Release Prices and Asset Disposition Proceeds and prepayments made in connection with a Rapid Amortization Event, but excluding any Series 2020-1 Class A-2 Notes Scheduled Principal Payments, Series 2020-1 Class A-2 Optional Scheduled Principal Payments, Series 2020-1 Class A-2 Notes Scheduled Principal Payment Deficiency Amounts, mandatory prepayments due to the distribution of Indemnification Amounts or Insurance/Condemnation Proceeds and cancellations of repurchased Series 2020-1 Class A-2 Notes and Refinancing Prepayments. For the avoidance of doubt, the “Remaining Par Call Amount” with respect to any Refinancing Prepayments will be deemed to be equal to zero.

“Restricted Period” means, with respect to any Series 2020-1 Class A-2 Notes sold pursuant to Regulation S, the period commencing on such Series 2020-1 Closing Date and ending on the 40th day after the Series 2020-1 Closing Date.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes” has the meaning set forth in Section 4.2(b)(i) of this Series 2020-1 Supplement.

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc.

“Series 2019-3 Class A-1 Note Purchase Agreement” means the Class A-1 Note Purchase Agreement, dated as of December 11, 2019, by and among the Co-Issuers, the Guarantors, the Managers, the Conduit Investors (as defined therein), the Committed Note Purchasers (as defined therein), the Funding Agents (as defined therein) for each Investor Group (as defined therein), and Barclays Bank PLC, as administrative agent thereunder, as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Series 2020-1 Anticipated Repayment Date” has the meaning set forth in Section 3.6(b) of this Series 2020-1 Supplement. For purposes of the Base Indenture, the “Series 2020-1 Anticipated Repayment Date” shall be deemed to be an “Anticipated Repayment Date”.

“Series 2020-1 Class A-2 Distribution Account” has the meaning set forth in Section 3.8(a) of this Series 2020-1 Supplement. For purposes of the Base Indenture, the “Series 2020-1 Class A-2 Distribution Account” shall be deemed to be a “Series Distribution Account”.

“Series 2020-1 Class A-2 Noteholder” means the Person in whose name a Series 2020-1 Class A-2 Note is registered in the Note Register.

“Series 2020-1 Class A-2 Note Owner” means, with respect to a Series 2020-1 Class A-2 Note that is a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Series 2020-1 Class A-2 Note Purchase Agreement” means the Purchase Agreement, dated as of June 26, 2020, by and among Barclays Capital Inc., on behalf of itself and as representative of the Initial Purchaser, the Co-Issuers, the Guarantors and the Managers, as amended, supplemented or otherwise modified from time to time.

“Series 2020-1 Class A-2 Note Rate” means 3.786% per annum. For purposes of the Base Indenture, the “Series 2020-1 Class A-2 Note Rate” shall be deemed to be a “Note Rate”.

“Series 2020-1 Class A-2 Notes” has the meaning specified in the “Designation” of this Series 2020-1 Supplement.

“Series 2020-1 Closing Date” means July 6, 2020. For purposes of the Base Indenture, the “Series 2020-1 Closing Date” shall be deemed to be a “Series Closing Date”.

“Series 2020-1 Final Payment” means the payment of all accrued and unpaid interest on and principal of all Outstanding Series 2020-1 Class A-2 Notes.

“Series 2020-1 Final Payment Date” means the date on which the Series 2020-1 Final Payment is made.

“Series 2020-1 Global Notes” means, collectively, the Regulation S Global Notes and the Rule 144A Global Notes.

“Series 2020-1 Ineligible Account” has the meaning set forth in Section 3.11 of this Series 2020-1 Supplement.

“Series 2020-1 Initial Principal Amount” means the aggregate initial outstanding principal amount of the Series 2020-1 Class A-2 Notes, which is $175,000,000. For purposes of the Base Indenture, the “Series 2020-1 Initial Principal Amount” shall be deemed to be an “Initial Principal Amount”.

“Series 2020-1 Legal Final Maturity Date” means July 2050. For purposes of the Base Indenture, the “Series 2020-1 Legal Final Maturity Date” shall be deemed to be a “Series Legal Final Maturity Date”.

“Series 2020-1 Class A-2 Make-Whole Prepayment Consideration” means the amount (not less than zero) calculated by the Managers on behalf of the Co-Issuers equal to (A) (i) the discounted present value as of a date not earlier than the fifth (5th) Business Day prior to the date of any relevant prepayment of the Series 2020-1 Class A-2 Notes (each, a “Series 2020-1 Class A-2 Make-Whole Prepayment Consideration Calculation Date”) of all future installments of interest (excluding any interest required to be paid on the related Series 2020-1 Prepayment Date) on and principal of the Series 2020-1 Class A-2 Notes that the Co-Issuers would otherwise be required to pay on the Series 2020-1 Class A-2 Notes (or such portion thereof to be prepaid) from the date of such prepayment to and including the Quarterly Payment Date in the 18th month prior to the Series 2020-1 Anticipated Repayment Date (the “Prepayment Consideration End Date”), assuming principal payments are made pursuant to the then-applicable schedule of payments (giving effect to any ratable reductions in the Series 2020-1 Class A-2 Notes Scheduled Principal Payments due to optional and mandatory prepayments, including prepayments in connection with a Rapid Amortization Event and cancellations of repurchased Notes prior to the date of such prepayment and assuming no future prepayments are to be made in connection with a Rapid Amortization Event) and the entire remaining unpaid principal amount of the Series 2020-1 Class A-2 Notes or portion thereof is paid on the Prepayment Consideration End Date minus (ii) the Outstanding Principal Amount of the Series 2020-1 Class A-2 Notes (or portion thereof) being prepaid multiplied by (B) a fraction not less than zero the numerator of which is (x) the Outstanding Principal Amount of the Series 2020-1 Class A-2 Notes (or portion thereof) being prepaid minus (y) any Remaining Par Call

Amount and the denominator of which is the Outstanding Principal Amount of the Series 2020-1 Class A-2 Notes (or portion thereof) being prepaid. For the purposes of the calculation of the discounted present value in clause (A)(i) above, such present value shall be determined by the Managers using a discount rate equal to the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis), on the Series 2020-1 Class A-2 Make-Whole Prepayment Consideration Calculation Date, of the United States Treasury Security having a maturity closest to the Prepayment Consideration End Date plus (y) 0.50%. For purposes of the Base Indenture, “Series 2020-1 Make-Whole Prepayment Consideration” shall be deemed to be a “Prepayment Consideration”.

“Series 2020-1 Class A-2 Make-Whole Prepayment Consideration Calculation Date” has the meaning set forth in the definition of “Series 2020-1 Make-Whole Prepayment Consideration”.

“Series 2020-1 Non-Amortization Test” means a test that will be satisfied on any Quarterly Payment Date (the “Reference Payment Date”) up to and including the Series 2020-1 Anticipated Repayment Date only if the level of both the Senior Leverage Ratio and the Driven Brands Leverage Ratio are each less than or equal to 5.00x as calculated on the Quarterly Calculation Date immediately preceding the Reference Payment Date. For purposes of the Base Indenture, the “Series 2020-1 Non-Amortization Test” shall be deemed to be a “Series Non-Amortization Test”.

“Series 2020-1 Notes” has the meaning specified in the “Designation” of this Series 2020-1 Supplement.

“Series 2020-1 Class A-2 Optional Scheduled Principal Payment” means each principal payment made on each Quarterly Payment Date to the extent the Series 2020-1 Class A-2 Non-Amortization Test is satisfied for such Quarterly Payment Date, at the election of the Co-Issuers, in an amount not to exceed the Series 2020-1 Class A-2 Notes Scheduled Principal Payment Amount that would otherwise be due on such Quarterly Payment Date if the Series 2020-1 Class A-2 Non-Amortization Test was not satisfied.

“Series 2020-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2020-1 Initial Principal Amount, minus (b) the aggregate amount of principal payments (whether pursuant to a Series 2020-1 Class A-2 Notes Scheduled Principal Payment, a prepayment, a purchase and cancellation, a redemption or otherwise) made to Series 2020-1 Class A-2 Noteholders with respect to Series 2020-1 Class A-2 Notes on or prior to such date. For purposes of the Base Indenture, the “Series 2020-1 Outstanding Principal Amount” shall be deemed to be an “Outstanding Principal Amount.”

“Series 2020-1 Prepayment” has the meaning set forth in Section 3.6(e) of this Series 2020-1 Supplement.

“Series 2020-1 Prepayment Amount” means the aggregate principal amount of the Series 2020-1 Class A-2 Notes to be prepaid on any Series 2020-1 Prepayment Date, together with all accrued and unpaid interest thereon to such date.

“Series 2020-1 Prepayment Date” means the date on which any prepayment on the Series 2020-1 Class A-2 Notes is made pursuant to Section 3.6(d)(iii), Section 3.6(f) or Section 3.6(j) of this Series 2020-1 Supplement, which shall be, with respect to any Series 2020-1 Prepayment pursuant to Section 3.6(f) of this Series 2020-1 Supplement, the date specified as such in the applicable Prepayment Notice and, with respect to any Series 2020-1 Prepayment in connection with a Rapid Amortization Period, Release Prices or Asset Disposition Proceeds, the immediately succeeding Quarterly Payment Date.

“Series 2020-1 Quarterly Interest” means an amount equal to the sum of (a) the accrued interest at the Series 2020-1 Class A-2 Note Rate on the Outstanding Principal Amount of the Series 2020-1 Class A-2 Notes (as of the first day of the related Interest Accrual Period or, if such day is the Series 2020-1 Closing Date, as of the Series 2020-1 Closing Date, after giving effect to all payments of principal made to such Noteholders as of such day or Quarterly Payment Date, as applicable, and also giving effect to repurchases and cancellations of Series 2020-1 Class A-2 Notes during such Interest Accrual Period), calculated on a 30/360 Basis, and (b) the amount of any accrued and unpaid Series 2020-1 Quarterly Interest from any preceding Interest Accrual Periods. Such accrued interest will be due and payable in arrears on each Quarterly Payment Date. To the extent that such interest is not paid on any applicable Quarterly Payment Date, such unpaid amount will accrue interest to the extent legally permissible at the Series 2020-1 Default Rate. For purposes of the Base Indenture, “Series 2020-1 Quarterly Interest” shall be deemed to be a “Senior Notes Quarterly Interest Amount”.

“Series 2020-1 Quarterly Post-ARD Additional Interest” has the meaning set forth in Section 3.5(b)(i) of this Series 2020-1 Supplement. For purposes of the Base Indenture, Series 2020-1 Quarterly Post-ARD Additional Interest shall be deemed to be “Senior Notes Quarterly Post-ARD Additional Interest”.

“Series 2020-1 Quarterly Post-ARD Additional Interest Rate” has the meaning set forth in Section 3.5(b)(i) of this Series 2020-1 Supplement.

“Series 2020-1 Class A-2 Notes Scheduled Principal Payment” means any payment of principal made pursuant to Section 3.2(f) of this Series 2020-1 Supplement. For purposes of the Base Indenture, the “Series 2020-1 Scheduled Principal Payments” shall be deemed to be “Scheduled Principal Payments”.

“Series 2020-1 Class A-2 Notes Scheduled Principal Payment Deficiency Amount” means the amount, if positive, equal to the difference between (i) the Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amount due and payable, if any, on the related any Quarterly Payment Date plus any Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amounts due but unpaid from any previous Quarterly Payment Dates and (ii) the amount of funds on deposit in the Senior Notes Principal Payment Accounts of the Co-Issuers with respect to the Series 2020-1 Class A-2 Notes (assuming for any Weekly Allocation Date within the Initial Currency Conversion Election Period, any Canadian Dollar amounts on deposit in any Senior Notes Principal Payment Account is settled pursuant to a Currency Conversion to U.S. Dollars as of such Weekly Allocation Date (based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate)).

“Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amount” means, with respect to any Quarterly Payment Date commencing with the Quarterly Payment Date occurring in October 2020, an amount equal to 0.25% of the Series 2020-1 Initial Principal Amount (i.e., based on 1.0% of the Series 2020-1 Initial Principal Amount per annum) of the Series 2020-1 Class A-2 Notes; provided, that a Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amount will only be due and payable on a Quarterly Payment Date if (i) the Series 2020-1 Non-Amortization Test is not satisfied with respect to the previous Quarterly Payment Date and (ii) such Quarterly Payment Date is prior to the Series 2020-1 Anticipated Repayment Date; provided, further, that, in connection with any optional prepayment of principal of the Series 2020-1 Class A-2 Notes, any prepayment of the Series 2020-1 Class A-2 Notes due to payments of Indemnification Amounts, Release Prices, Asset Disposition Proceeds or Insurance/Condemnation Proceeds, or in connection with any repurchase and cancellation of any Series 2020-1 Class A-2 Notes, the Series 2020-1 Class A-2 Notes Scheduled Principal Payments Amount for each remaining Quarterly Payment Date will be reduced ratably based on the amount of such prepayment or repurchase relative to the Outstanding Principal Amount of the Series 2020-1 Class A-2 Notes immediately prior to such prepayment or repurchase.

“Series 2020-1 Securities Intermediary” has the meaning set forth in Section 3.9(a) of this Series 2020-1 Supplement.

“Series 2020-1 Supplement” means this Series 2020-1 Supplement, dated as of the Series 2020-1 Closing Date, by and among the Co-Issuers, the Trustee and the Series 2020-1 Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Series Supplement” has the meaning specified in the preamble to this Series 2020-1 Supplement.

“Similar Law” means any federal, state, local, or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

“Temporary Regulation S Global Notes” has the meaning set forth in Section 4.2(b)(ii) of this Series 2020-1 Supplement.

“U.S. Person” has the meaning set forth in Section 4.2(a) of this Series 2020-1 Supplement.